Exhibit 99.1

NEWS RELEASE

GEOSPACE TECHNOLOGIES REPORTS FOURTH QUARTER

AND FISCAL YEAR 2024 RESULTS

Company’s Hydroconn Smart Water Connector Cable Reports Record Setting Year

Houston, Texas – November 21, 2024 – Geospace Technologies Corporation (NASDAQ: GEOS) (“the “Company") today announced a net loss of $6.6 million after fourth quarter non-cash charges of $17.3 million on revenue of $135.6 million, for its fiscal year ended September 30, 2024. This compares with net income of $12.2 million on revenue of $124.5 million for the comparable year-ago period. Excluding the non-cash charges, fiscal year 2024 adjusted net income is $10.7 million. This compares with adjusted net income of $12.2 million for the comparable year-ago period.

For the fourth quarter ended September 30, 2024, the Company reported a net loss of $12.9 on revenue of $35.4 million. This compares with net income of $4.4 million on revenue of $29.3 million for the comparable year-ago period. Excluding the non-cash charges, adjusted net income is $4.4 million for the fourth quarter ended September 30, 2024. This compares with adjusted net income of $4.4 million for the comparable year-ago period.

During fourth quarter ended September 30, 2024, the Company recorded a non-cash charge of $14.5 million from the divestiture of its Russian legal entity and a $2.8 million charge from an impairment of intangible assets. The divestiture of the Russian legal entity has virtually no effect on the Company’s net assets as most of the charge came from cumulative unrealized foreign currency translation losses previously recorded within shareholders’ equity.

Management’s Comments

Richard J. (“Rich”) Kelley, President and CEO of the Company said, “We started the fourth quarter of fiscal year 2024 strongly with significant contributions from our Oil and Gas Markets segment with more than $20 million in sales and rental announcements for our OBX seabed nodes in August. This followed a trend for the fiscal year of multi-million-dollar contracts for this product line and contributed to an overall increase in revenue from the prior fiscal year.

In our Adjacent Markets segment, we enjoyed a record-setting year for our Hydroconn® line of smart water meter cables. The market continues to recognize our leading technology and resulting growth outpaces the industry. We also had our first successful international sale of our Aquana products. The Aquana product line generates further traction in smart water markets, for both municipal and multi-family residential applications. We believe that our focus on Smart Water going forward will continue to drive growth for the organization.

While the financials indicate a net loss for the year due to two non-cash charges, we are pleased to have 24-months of consecutive adjusted net income, indicating our core business remains profitable. While examining the increasing conflict in Ukraine and potential complications with Russian sanctioned entities, management and the board of directors determined the most prudent action would be to divest of our Russian entity. This divestment resulted in a loss which had minimal effect on the value of the net assets of the Company. Additionally, our fiscal year financial reporting reflects another one-time charge related to a non-cash intangible asset impairment related to our subsidiary, Quantum Technology Sciences.

This announcement will be the last time we will report earnings with these business segments of Oil and Gas Markets, Adjacent Markets and Emerging Markets. Beginning with our release in early February, we will provide financial information using our three new business segments announced in September – Smart Water, Energy Solutions, and Intelligent Industrial.

Other highlights of note this year included the Company’s addition in the Russell stock indexes, the Russell 2000®, Russell 3000®, and Russell Micro-Cap® Index.

Lastly, we would like to thank Rick Wheeler, our outgoing CEO. Rick dedicated almost 30 years to Geospace, leading the company through successful and tumultuous times in the industry. His guidance and foresight provided stability and opportunities for growth through diversification. His management and leadership allowed Geospace to remain a strong presence in the seismic equipment market while taking advantage of their Engineering and manufacturing capabilities to explore new opportunities in adjacent markets. Rick will remain as a member of the board of directors and we wish him all the best in his retirement.”

Oil and Gas Markets Segment

Revenue from the Company’s Oil and Gas Markets segment totaled $17.5 million for the three months ended September 30, 2024. This compares to $17.8 million in revenue for the same period a year ago. For the fiscal year, revenue from this segment totaled $77.5 million versus $74.0 million for the same prior year period for an increase of 5%. The insignificant decrease for the three-month period is due to increased sales of our OBX nodal products from our rental fleet offset by lower utilization of our ocean bottom node rental fleet. The twelve-month increase in revenue is due to increased sales of ocean bottom nodal products like the Mariner and from our rental fleet, offset by lower utilization of our ocean bottom node rental fleet and lower demand for seismic sensors and marine products.

Adjacent Markets Segment

For the 3-month period ended September 30, 2024, revenue from the Company’s Adjacent Markets segment totaled $17.6 million for an increase of 65% when compared to $10.6 million from the same prior year period. Revenue from the twelve-month period was $55.6 million an increase of 13%, when compared to revenue from the same prior year period of $49 million. The increase for the three-month period is due to strong sales of Hydroconn®, the Company’s smart water meter cable and connector products and initial sales from the Aquana product line. The increase in the 12-months period is the result of increased sales of the Company’s smart water meter cable and connector products. The fourth quarter of fiscal year 2024 was the highest level of quarterly revenue for Hydroconn® as well as fiscal year 2024 produced the highest annual revenue for the product line.

Emerging Markets Segment

The Company’s Emerging Markets segment generated revenue of $0.2 million and $2.2 million for the three-month and full year periods ended September 30, 2024. This compares with $0.8 million and $1.2 million for the similar three- and twelve-month periods of the previous year.

Conference Call Information

Geospace Technologies will host a conference call to review its fourth quarter and fiscal year 2024 financial results on November 22, 2024, at 10:00 a.m. Eastern Time (9 a.m. Central). Participants can access the call at (800)267-6316 (US) or (203)518-9783 (International). Please reference the conference ID: GEOSQ424 prior to the start of the conference call. A replay will be available for approximately 60 days and may be accessed through the Investor Relations tab of our website at www.geospace.com.

About Geospace Technologies

Geospace Technologies is a global technology and instrumentation manufacturer specializing in vibration sensing and highly ruggedized products which serve energy, industrial, government and commercial customers worldwide. The Company’s products blend engineering expertise with advanced analytic software to optimize energy exploration, enhance national and homeland security, empower water utility and property managers, and streamline electronic printing solutions. With more than four decades of excellence, the Company’s more than 450 employees across the world are dedicated to engineering and technical quality. Geospace is traded on the U.S. NASDAQ stock exchange under the ticker symbol GEOS and has been added to the Russell 2000®, Russell 3000®, and Russell Micro-cap®. For more information, visit www.geospace.com.

Media Contact: Caroline Kempf, ckempf@geospace.com, 321.341.9305

Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by terminology such as “may”, “will”, “should”, “could”, “intend”, “expect”, “plan”, “budget”, “forecast”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue”, “evaluating” or similar words. Statements that contain these words should be read carefully because they discuss future expectations, contain projections of our future results of operations or of our financial position or state other forward-looking information. Examples of forward- looking statements include, statements regarding our expected operating results and expected demand for our products in various segments. These forward-looking statements reflect our current judgment about future events and trends based on currently available information. However, there will likely be events in the future that we are not able to predict or control. The factors listed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K which is on file with the Securities and Exchange Commission, as well as other cautionary language in such Annual Report, any subsequent Quarterly Report on Form 10- Q, or in our other periodic reports, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements.

Such examples include, but are not limited to, the failure of the Quantum or OptoSeis® or Aquana technology transactions to yield positive operating results and decreases in commodity price levels which could reduce demand for our products, the failure of our products to achieve market acceptance (despite substantial investment by us) our sensitivity to short term backlog, delayed or cancelled customer orders, product obsolescence resulting from poor industry conditions or new technologies, bad debt write-offs associated with customer accounts, inability to collect on promissory notes, lack of further orders for our OBX rental equipment, failure of our Quantum products to be adopted by the border and perimeter security market, or a decrease in such market due to governmental changes, and infringement or failure to protect intellectual property. The occurrence of the events described in these risk factors and elsewhere in our most recent Annual Report on Form 10-K or in our other periodic reports could have a material adverse effect on our business, results of operations and financial position, and actual events and results of operations may vary materially from our current expectations. We assume no obligation to revise or update any forward- looking statement, whether written or oral, that we may make from time to time, whether as a result of new information, future developments or otherwise, except as required by applicable securities laws and regulations.

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GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended		Year Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Revenue:
Products	$32,602	$16,357	$116,036	$73,333
Rental	2,836	12,958	19,562	51,176
Total revenue	35,438	29,315	135,598	124,509
Cost of revenue:
Products	16,302	12,053	69,318	55,136
Rental	3,206	3,034	13,707	17,683
Total cost of revenue	19,508	15,087	83,025	72,819

Gross profit	15,930	14,228	52,573	51,690

Operating expenses:
Selling, general and administrative	7,241	6,475	26,554	25,952
Research and development	4,775	3,766	16,251	15,863
Other intangible asset impairment	2,761	—	2,761	—
Provision for (recovery of) credit losses	(26)	(97)	(110)	(138)
Total operating expenses	14,751	10,144	45,456	41,677

Gain on disposal of property	—	—	—	1,315

Income from operations	1,179	4,084	7,117	11,328

Other income (expense):
Loss on sale of subsidiary	(14,539)	—	(14,539)	—
Interest expense	(43)	(34)	(187)	(134)
Interest income	604	168	1,558	539
Foreign currency transaction gains (losses), net	(17)	401	(270)	994
Other, net	(39)	(86)	(143)	(158)
Total other income (expense), net	(14,034)	449	(13,581)	1,241

Income (loss) before income taxes	(12,855)	4,533	(6,464)	12,569
Income tax expense	5	95	114	363
Net income (loss)	$(12,860)	$4,438	$(6,578)	$12,206

Income (loss) per common share:
Basic	$(1.00)	$0.34	$(0.50)	$0.93
Diluted	$(1.00)	$0.33	$(0.50)	$0.92

Weighted average common shares outstanding:
Basic	12,797,653	13,188,489	13,151,600	13,146,085
Diluted	12,797,653	13,399,442	13,151,600	13,215,066

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	AS OF SEPTEMBER 30,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$6,895	$18,803
Short-term investments	30,227	14,921
Trade accounts and notes receivable, net	21,868	21,373
Inventories, net	26,222	18,430
Assets held for sale	1,841	—
Prepaid expenses and other current assets	2,313	2,251
Total current assets	89,366	75,778

Non-current inventories, net	18,031	24,888
Rental equipment, net	14,186	21,587
Property, plant and equipment, net	21,083	24,048
Non-current trade accounts and note receivable, net	6,375	—
Operating right-of-use assets	464	714
Goodwill	736	736
Other intangible assets, net	1,649	4,805
Other non-current assets	304	486
Total assets	$152,194	$153,042

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable trade	$8,003	$6,659
Operating lease liabilities	173	257
Other current liabilities	9,021	12,882
Total current liabilities	17,197	19,798

Non-current operating lease liabilities	339	512
Deferred tax liabilities, net	34	16
Total liabilities	17,570	20,326

Commitments and contingencies

Stockholders’ equity:
Preferred stock, 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 20,000,000 shares authorized, 14,206,082 and 14,030,481 shares issued, respectively; and 12,709,381 and 13,188,489 shares outstanding, respectively	142	140
Additional paid-in capital	97,342	96,040
Retained earnings	55,282	61,860
Accumulated other comprehensive loss	(4,257)	(17,824)
Treasury stock, at cost, 1,496,701 shares and 841,992 shares, respectively	(13,885)	(7,500)
Total stockholders’ equity	134,624	132,716
Total liabilities and stockholders’ equity	$152,194	$153,042

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	YEAR ENDED SEPTEMBER 30,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$(6,578)	$12,206
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Deferred income tax expense	18	3
Rental equipment depreciation	10,859	11,766
Property, plant and equipment depreciation	3,512	3,704
Amortization of intangible assets	395	768
Intangible assets impairment expense	2,761	—
Accretion of discounts on short-term investments	(566)	(144)
Stock-based compensation expense	1,304	1,374
Provision for (recovery of) credit losses	(110)	(138)
Inventory obsolescence expense	589	2,229
Loss on sale of subsidiary	14,539	—
Realized foreign currency translation gain from dissolution of foreign subsidiary	—	38
Gross profit from sale of rental equipment	(30,998)	(4,424)
Loss on disposal of equipment	16	244
Gain on disposal of property	—	(1,315)
Effects of changes in operating assets and liabilities:
Trade accounts and notes receivable	6,593	(5,561)
Inventories	(10,985)	(11,026)
Other assets	(199)	442
Accounts payable trade	2,746	41
Other liabilities	(2,979)	5,351
Net cash provided by (used in) operating activities	(9,083)	15,558

Cash flows from investing activities:
Purchase of property, plant and equipment	(3,857)	(3,964)
Investment in rental equipment	(8,321)	(9,920)
Proceeds from the sale of property, plant and equipment	9	4,406
Proceeds from the sale of rental equipment	31,964	11,478
Purchase of short-term investments	(32,078)	(24,782)
Proceeds from the sale of short-term investments	17,338	10,900
Cash disposed from sale of subsidiary	(1,231)	—
Net cash provided by (used in) investing activities	3,824	(11,882)

Cash flows from financing activities:
Payments of contingent consideration	—	(175)
Debt issuance costs	—	(350)
Purchase of treasury stock	(6,385)	—
Net cash used in financing activities	(6,385)	(525)

Effect of exchange rate changes on cash	(264)	(457)
Increase (decrease) in cash and cash equivalents	(11,908)	2,694
Cash and cash equivalents, beginning of fiscal year	18,803	16,109
Cash and cash equivalents, end of fiscal year	$6,895	$18,803

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

SUMMARY OF SEGMENT REVENUE AND OPERATING INCOME (LOSS)

(in thousands)

(unaudited)

	Three Months Ended		Year Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Oil and Gas Markets segment revenue:
Traditional seismic exploration product revenue	$2,496	$2,674	$9,812	$12,183
Wireless seismic exploration product revenue	14,768	14,928	67,059	60,848
Reservoir product revenue	261	152	584	962
	17,525	17,754	77,455	73,993

Adjacent Markets segment revenue:
Industrial product revenue	14,568	7,609	43,060	36,859
Imaging product revenue	3,037	3,038	12,565	12,180
	17,605	10,647	55,625	49,039
Emerging Markets segment revenue:
Border and perimeter security product revenue	235	841	2,222	1,234

Corporate	73	73	296	243
Total revenue	$35,438	$29,315	$135,598	$124,509

	Three Months Ended		Year Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Operating income (loss):
Oil and Gas Markets segment	$4,008	$5,939	$13,134	$15,759
Adjacent Markets segment	4,661	2,342	14,152	11,490
Emerging Markets segment	(3,769)	(736)	(6,193)	(4,003)
Corporate	(3,721)	(3,461)	(13,976)	(11,918)
Total operating income	$1,179	$4,084	$7,117	$11,328

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NON-GAAP MEASURES

(in thousands)

	Three Months Ended		Year Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net income (loss)	$(12,860)	$4,438	$(6,578)	$12,206
Adjustments:
Loss on sale of subsidiary	14,539	—	14,539	—
Intangible assets impairment expense	2,761	—	2,761	—
Total adjustments	17,300	—	17,300	—
Adjusted net income	$4,440	$4,438	$10,722	$12,206